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                                                                    Exhibit 99.3

                                      PROXY                              [WHITE]
                             EMERALD FINANCIAL CORP.
                      1999 SPECIAL MEETING OF SHAREHOLDERS
                                  JULY 8, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned appoints Messrs. Mike Kalinich and William A. Fraunfelder, Jr., and each of them, with full power of substitution, as proxies of the undersigned, and hereby authorizes them to represent and to vote all the shares of common stock, without par value, of Emerald Financial Corp. held by the undersigned on May 14, 1999, at the Special Meeting of Shareholders of Emerald Financial Corp. to be held at 11:30 a.m., Eastern Daylight Savings Time, on July 8, 1999 and any adjournment or postponement thereof, as follows:

1.      A proposal to approve the acquisition by Fifth Third                FOR    AGAINST    ABSTAIN
        Bancorp of a controlling interest in Emerald Financial              ---    -------    -------
        Corp. pursuant to and in accordance with Section 1701.831           [ ]      [ ]        [ ]
        of the Ohio Revised Code

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.

        YOUR VOTE IS IMPORTANT. WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

        The undersigned acknowledges receipt prior to the execution of this proxy of a Notice of 1999 Special Meeting of Shareholders, a Prospectus/Proxy Statement dated May 24, 1999 and the Summary Annual Report for the year ended December 31, 1998 of Emerald Financial Corp., including financial statements and independent auditor's opinion thereon.


                  (Continued and to be signed on reverse side)


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                           (Continued from other side)

Dated: ____________________, 1999       Please sign exactly as name appears
                                        below. When shares are held by joint
                                        tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer.
                                        If a partnership, please sign in
                                        partnership name by any authorized
                                        person.


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature, if held jointly

        PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.